UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2008
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 13, 2008 Tesoro Corporation issued a press release to announce certain projected financial results for the 2008 third quarter. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Exhibit 99.1 discloses the net debt to net capitalization ratio. Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders’ equity. The Company believes net debt to net capitalization is useful in measuring financial leverage as we have historically used cash to prepay outstanding notes. Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies. After our quarterly financial results are finalized, a reconciliation of net debt to net capitalization will be provided in Form 8-K for the 2008 third quarter earnings conference call scheduled for October 30, 2008.
The press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Press Release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release issued on October 13, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 14, 2008

TESORO CORPORATION
By:	/s/ Otto C. Schwethelm
Otto C. Schwethelm
SVP, Chief Financial Officer & Treasurer

Index to Exhibits

Exhibit Number	Description

99.1	Press release issued on October 13, 2008.

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